ENHANCED GUARANTEED MINIMUM INCOME BENEFIT (GMIB) ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any Contract provision, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated in the CONDITIONS FOR TERMINATION OF THIS ENHANCED GMIB section of this Endorsement.

IF YOU EXERCISE THIS ENHANCED GMIB, YOUR GUARANTEED MINIMUM DEATH BENEFIT (GMDB) AND GUARANTEED PARTIAL WITHDRAWAL BENEFIT (GPWB) ENDORSEMENTS WILL TERMINATE.

FIXED ACCOUNT (AMENDED-IF APPLICABLE)
If you select this Enhanced GMIB, the Fixed Account is not available. If you select this Enhanced GMIB, you must allocate your entire Contract Value to the Investment Options available under the Variable Account.

THE FOLLOWING DEFINITION HAS BEEN ADDED TO THE DEFINITIONS SECTION OF THE CONTRACT.

GMIB VALUE: The value used to determine the amount of the guaranteed minimum Annuity Payments provided by the GMIB. The GMIB Value is not available for withdrawals or surrenders or for payment of a death benefit. We do not use the GMIB Value to calculate the Contract Value or Death Benefit.

THE FOLLOWING HEREBY AMENDS AND SUPPLEMENTS THE ANNUITY PROVISIONS SECTION OF THE CONTRACT.

GMIB
This Enhanced GMIB provides for a guaranteed minimum fixed income benefit during the Annuity Phase. This Enhanced GMIB guarantees that beginning with the 10th Contract Anniversary, you may elect to have the GMIB Value applied to purchase a Fixed Annuity.

This Enhanced GMIB will apply only under the following circumstances:

(a) You must select an Income Date that is within 30 days following a Contract Anniversary beginning with your 10th Contract Anniversary. You cannot exercise the GMIB before the 10th Contract Anniversary.

(b) Annuity Payments can only be made as fixed Annuity Payments, regardless of the Annuity Option you select.

(c) You can only elect the Available Annuity Options described in this Endorsement.

(d)  You cannot already have elected to receive Annuity Payments.

GMIB VALUE CALCULATION
The GMIB Value before the date of death is equal to either the Annual Increase Amount or the Maximum Anniversary Value (MAV) as described below.

If the MAV is greater than the Annual Increase Amount the GMIB Value will be equal to the MAV. If the Annual Increase Amount is greater than the MAV, you may be able to choose to have the GMIB Value set equal to either the Annual Increase Amount or the MAV. However, the Annual Increase Amount may be more limited because:

S40723                                 1                                 NY

o the Guaranteed Monthly Annuity Payment rates are lower than those available under the MAV, and
o    there are fewer Annuity Options available under the Annual Increase Amount.

A.    SEVEN PERCENT ANNUAL INCREASE AMOUNT
The initial Annual Increase Amount is set equal to the initial Purchase Payment (not including any applicable bonus) on the Issue Date.

(a) On each Valuation Date other than a Contract Anniversary, the Annual Increase Amount is equal to:
     (1)  its value at the end of the immediately preceding Valuation Date;
     (2) plus any additional Purchase Payments (not including any applicable bonus) received that day; and
     (3) reduced proportionately by the percentage of any Contract Value withdrawn that day including any withdrawal charge. A proportionate reduction may result in greater than a dollar for dollar decrease.

(b) On every Contract Anniversary prior to your 80th birthday, the Annual Increase Amount is equal to:
     (1) its value at the end of the immediately preceding Valuation Date increased by 7%;
     (2) plus any additional Purchase Payments (not including any applicable bonus) received that day; and
     (3) reduced proportionately by the percentage of any Contract Value withdrawn that day including any withdrawal charge. A proportionate reduction may result in greater than a dollar for dollar decrease.

(c) Beginning with the Contract Anniversary that occurs on or after your 80th birthday, we calculate each Annual Increase Amount in the same way that we do on any Valuation Date other than a Contract Anniversary.

(d)  the Annual Increase Amount is limited to a maximum of:
     (1) 2 times your total Purchase Payments (not including any applicable bonus) received in the first 5 Contract Years; and
     (2) reduced proportionately by each withdrawal's percentage of Contract Value withdrawn including any withdrawal charge. A proportionate reduction may result in greater than a dollar for dollar decrease.

B.       MAXIMUM ANNIVERSARY VALUE (MAV)
The MAV is set equal to the initial Purchase Payment (not including any applicable bonus) on the Issue Date.

(a) On each Valuation Date other than a Contract Anniversary, the MAV is equal to:
     (1)  its value at the end of the immediately preceding Valuation Date;
     (2) plus any additional Purchase Payments (not including any applicable bonus) received that day; and
     (3) reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make that day. A proportionate reduction may result in greater than a dollar for dollar decrease.

(b) On every Contract Anniversary prior to your 81st birthday, the MAV is equal to:
     (1) the greater of the initial Purchase Payment (not including any bonus) on the Issue Date or the highest Contract Value that occurred on any Contract Anniversary;


S40723                                 2                             NY

     (2) plus subsequent additional Purchase Payments (not including any applicable bonus) you received since that Contract Anniversary or Issue Date; and
     (3) reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you made since that Contract Anniversary or Issue Date. A proportionate reduction may result in greater than a dollar for dollar decrease.

(c) Beginning with the Contract Anniversary that occurs on or after your 81st birthday, we calculate the MAV in the same way that we do on any Valuation Date other than a Contract Anniversary.

Withdrawal charges are used to also mean Contingent Deferred Sales Charges, where applicable. The term withdrawal is used to also mean surrender, where applicable.

If Joint Owners are named, the Age of the older Contract Owner will be used to determine the GMIB Value. If a non-individual owns the Contract, then Contract Owner shall mean Annuitant and the Annuitant's Age is used to determine the GMIB Value.

ANNUITY PAYMENTS
(a) If you elect Annuity Option 1, 3 or 5 as described in the Contract or the Specified Period Certain Annuity Option described in this Endorsement, Annuity Payments will be the greater of:

          (1) the Adjusted Contract Value applied to the current fixed annuity payment rates per $1,000 in use by the Company at the time the GMIB is exercised (the Specified Period Certain Annuity Option is not available with this value); or

          (2) guaranteed minimum Annuity Payments based on the Maximum Anniversary Value applied to the Available Annuity Options described in this Endorsement. These Guaranteed Monthly Annuity Payment rates will differ from the current fixed annuity payment rates in (1) above.

(b) If Annuity Option 2 or 4 as described in the Contract is elected, Annuity Payments will be the greatest of:

          (1) the Adjusted Contract Value divided first by $1,000, and then multiplied by the current fixed annuity payment rates per $1,000 in use by the Company at the time the GMIB is exercised; or

          (2) guaranteed minimum Annuity Payments based on the the Maximum Anniversary Value applied to the Available Annuity Options described in this Endorsement. These Guaranteed Monthly Annuity Payment rates will differ from the current fixed annuity payment rates in (1) above; or

          (3) guaranteed minimum Annuity Payments based on the Annual Increase Amount and applied to the Available Annuity Options described in this Endorsement. These Guaranteed Monthly Annuity Payment rates will differ from the current fixed annuity payment rates described in (1) above and the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds found in the Contract.

AVAILABLE ANNUITY OPTIONS
(a) The Annuity Options available to you based on the Maximum Anniversary Value are:

          (1) Annuity Options 1-5, as described in the Contract, that provide for payments over the lifetime of the Annuitant or where applicable, the Joint Annuitant. If the Annuity Option you select involves a period certain, the duration of the period certain must be at least 10 years. The Guaranteed Monthly Annuity Payment rates for Annuity Options 1-5 are based on an interest


S40723                                 3                               NY
               rate of 2 1/2% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G, and

          (2) The Specified Period Certain Annuity Option. We will make monthly fixed guaranteed minimum Annuity Payments to the payee for a specified period of time that you select. The Specified Period Certain must be a whole number of years from 10 to 30. If the last Joint Annuitant dies before the end of the Specified Period Certain, then we will continue to make Annuity Payments for the rest of the Specified Period Certain. The Guaranteed Monthly Annuity Payment rates that we use in calculating the Annuity Payments under this Annuity Option are listed directly below. These Guaranteed Monthly Annuity Payment rates are based on an interest rate of 1% per year and are for monthly Annuity Payments based on $1,000 of GMIB Value for the specified periods listed in the table. We will provide Guaranteed Monthly Annuity Payment rates for other specified periods upon request.

                Guaranteed Monthly Annuity Payments per $1,000 of GMIB Value
     -------------------------------------- ----- ----- --------- --------- ----
     Specified Period Certain (in years)    10    15    20        25        30
     -------------------------------------- ----- ----- --------- --------- ----
     Guaranteed Monthly Payment             8.75  5.98  4.59      3.76      3.21
     -------------------------------------- ----- ----- --------- --------- ----

(b) The Annuity Payment Options available to you based on the Annual Increase Amount are restricted to Annuity Option 2 or 4, as described in the Contract, and the duration of the period certain must be 10 years.

     The Guaranteed Monthly Payment rates that we use in calculating the Annuity Payments under these Annuity Options are listed in the following tables. These Guaranteed Monthly Payment rates are based on an interest rate of 1% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 32 years using Mortality Projection Scale G and are for monthly Annuity Payments based on $1,000 of GMIB Value for the specified periods listed in the tables. Upon request we will provide Guaranteed Monthly Payments rates for any ages or specified periods not shown in the following table.


S40723                              4                                NY

------------------------------------------------------------------
       Guaranteed Monthly Payment Per $1,000 of GMIB Value
------------------------------------------------------------------
                          FIXED PAYOUTS
------------------------------------------------------------------
                                      OPTION 2
                    ----------------------------------------------
 Age of Annuitant   ----------------------------------------------
 Nearest Birthday                     10 Years
When First Payment                     Minimum
      Is Made                       M          F
------------------------------------------------------------------
        30                         2.00       1.87
        31                         2.03       1.90
        32                         2.06       1.92
        33                         2.09       1.95
        34                         2.12       1.97
        35                         2.15       2.00
        36                         2.19       2.03
        37                         2.22       2.06
        38                         2.26       2.09
        39                         2.30       2.12
        40                         2.34       2.15
        41                         2.38       2.18
        42                         2.42       2.22
        43                         2.46       2.26
        44                         2.51       2.29
        45                         2.56       2.33
        46                         2.61       2.38
        47                         2.66       2.42
        48                         2.72       2.46
        49                         2.77       2.51
        50                         2.83       2.56
        51                         2.90       2.61
        52                         2.96       2.67
        53                         3.03       2.72
        54                         3.10       2.78
        55                         3.18       2.84
        56                         3.26       2.91
        57                         3.34       2.98
        58                         3.43       3.05
        59                         3.52       3.13
        60                         3.62       3.21
        61                         3.72       3.29
        62                         3.83       3.38
        63                         3.94       3.47
        64                         4.06       3.57
        65                         4.18       3.68
        66                         4.31       3.79
        67                         4.45       3.91
        68                         4.59       4.03
        69                         4.74       4.16
        70                         4.89       4.30
        71                         5.05       4.45
        72                         5.22       4.60
        73                         5.39       4.76
        74                         5.56       4.93
        75                         5.74       5.11
        76                         5.92       5.30
        77                         6.10       5.49
        78                         6.29       5.69
        79                         6.48       5.89
        80                         6.67       6.10
        81                         6.85       6.31
        82                         7.03       6.52
        83                         7.21       6.74
        84                         7.39       6.94
        85                         7.55       7.15
        86                         7.71       7.35
        87                         7.86       7.54
        88                         8.01       7.72
        89                         8.15       7.89
        90                         8.27       8.05
------------------------------------------------------------------


S40723                              5                                  NY

               GUARANTEED MONTHLY PAYMENT PER $1,000 OF GMIB VALUE
                                  FIXED PAYOUT

                                    OPTION 4
                                10 YEARS MINIMUM
FEMALE AGE     30       40          50        60       70        80       90
MALE AGE
         ---------------------------------------------------------------------
      30      1.77     1.88        1.94      1.98     2.00      2.00     2.00
      40      1.83     2.01        2.16      2.26     2.31      2.33     2.34
      50      1.85     2.09        2.35      2.59     2.74      2.81     2.84
      60      1.87     2.13        2.47      2.89     3.28      3.52     3.63
      70      1.87     2.14        2.53      3.09     3.82      4.52     4.95
      80      1.87     2.15        2.55      3.18     4.18      5.59     6.95
      90      1.87     2.15        2.56      3.21     4.34      6.35     9.35
         ---------------------------------------------------------------------


CONDITIONS FOR TERMINATION OF THIS ENHANCED GMIB
Before you exercise the GMIB this endorsement will only terminate upon the earliest of:
(a)  the termination of the Contract;
(b)  the Valuation Date the GMIB Value and Contract Value are both zero,
(c)  the date Guaranteed Partial Withdrawal Benefit payments begin; or
(d) the death of the Contract Owner unless the spouse continues the Contract as the new Contract Owner.

If you exercise the GMIB, this Endorsement will terminate upon the earliest of:
(a) Under a life only Annuity Option, or a joint and last survivor only Annuity Option, the death of the last surviving Annuitant.
(b) Under a life with monthly payments guaranteed Annuity Option, or a joint and last survivor with monthly payments guaranteed Annuity Option, the death of the last surviving Annuitant and expiration of the guaranteed period.
(c) Under the refund life Annuity Option, the death of the Annuitant and payment of any lump sum refund.
(d) Under the Period Certain Annuity Option listed in the Contract Schedule, the expiration of the specified period certain.
(e)  The termination of the Base Contract.

ENHANCED GMIB CHARGE
The charge for this benefit is included in the mortality and expense risk charge shown on the Contract Schedule.

In all other respects the provisions, conditions, exceptions, and limitations contained in the Contract remain unchanged.


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
             ENHANCED GUARANTEED MINIMUM INCOME BENEFIT (GMIB) VALUE
                              CALCULATION EXAMPLES

The following three Enhanced GMIB Endorsement calculation examples show the effect of the GMIB in situations where the initial Purchase Payment amount, partial withdrawals, and changes in the Maximum Anniversary Value (MAV) may vary.

Note that the following applies to each of the Examples that follow:

ANY WITHDRAWALS YOU TAKE WILL PROPORTIONATELY REDUCE THE GMIB VALUE BY AN AMOUNT GREATER THAN OR LESS THAN THE WITHDRAWAL OR SURRENDERED AMOUNT. A PROPORTIONATE REDUCTION MAY RESULT IN GREATER THAN A DOLLAR FOR DOLLAR DECREASE. FOR EXAMPLE IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS GREATER THAN THE ANNUAL INCREASE AMOUNT OR THE MAV BEING REDUCED, THE APPLICABLE VALUE WILL BE REDUCED BY LESS THAN THE WITHDRAWAL. IF THE CONTRACT VALUE AT THE TIME OF WITHDRAWAL IS LESS THAN THE ANNUAL INCREASE AMOUNT OR THE MAV BEING REDUCED, THE APPLICABLE VALUE WILL BE REDUCED BY MORE THAN THE WITHDRAWAL.

                                   EXAMPLE #1
ASSUMPTIONS

1) You purchase the Contract with an initial Purchase Payment of $100,000 (not including any applicable bonus). You make no additional Purchase Payments.

2)   The MAV on the ninth Contract Anniversary is $200,000.

3) You take a partial withdrawal of $18,000 (this includes any applicable withdrawal charge) in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $180,000. You take no other partial withdrawals.

4)   The Contract Value on the tenth Contract Anniversary is $160,000.

5) You have not yet reached your 80th birthday as of the tenth Contract Anniversary.

GMIB VALUE AS OF THE TENTH CONTRACT ANNIVERSARY
On the tenth Contract Anniversary, the GMIB Value is equal to the greater of:

1) The MAV:
     The MAV on the ninth Contract Anniversary                          $200,000

     The withdrawal occurs in the tenth year between the ninth and tenth Contract Anniversaries. Therefore the MAV at the time of the withdrawal will be *reduced proportionately by the percentage of Contract Value withdrawn: ($18,000 / $180,000)
     = 0.10 x $200,000 =                                                - 20,000
                                                                       ---------
                                                                        $180,000
     The MAV on the tenth Contract Anniversary
     is the greater of $180,000 or $160,000 =                           $180,000
                                                                        ========

2) The Annual Increase Amount:
     Initial Purchase Payment                                        $100,000.00
     Increased by 7% on the first Contract Anniversary               X      1.07
                                                                   ------------
                                                                     $107,000.00
     Increased by 7% on the second Contract Anniversary              X      1.07
                                                                   ------------


S40723                          7                                       NY

                                                                     $114,490.00
  Increased by 7% on the third Contract Anniversary                  X      1.07
                                                                    ------------
                                                                     $122,504.30
  (Continues to increase by 7% on each of the fourth through ninth
  Contract Anniversaries.)

  On the ninth Contract Anniversary the
  Annual Increase Amount is =                                        $183,845.92

  The withdrawal occurs in the tenth year between the ninth and tenth Contract Anniversaries. Therefore the Annual Increase
  Amount at the time of the withdrawal will be *reduced
  proportionately by the percentage of Contract Value withdrawn:
  ($18,000 / $180,000) = 0.10 x $183,845.92 =                       - $18,384.59
                                                                    ------------
                                                                     $165,461.33
  Increased by 7% on the tenth Contract Anniversary                  X      1.07
                                                                     -----------
                                                                     $177,043.62
                                                                     ===========
  Verifying that the Annual Increase Amount is within the maximum limit:
      2 times Purchase Payments:    2 x $100,000 =                      $200,000
      *Reduced proportionately by the percentage of Contract Value
      withdrawn:   ($18,000 / $180,000) = 0.10 x $200,000 =           -   20,000
                                                                      ----------
                                                                        $180,000

Therefore, the Enhanced GMIB Value is the MAV on the tenth Contract Anniversary and is equal to $180,000. For the MAV, the Annuity Options available to you are Annuity Options 1-5 that provide for payments over the lifetime of the Annuitant or where applicable, the Joint Annuitant and the Period Certain Annuity Option included in this Endorsement. If the Annuity Option you select involves a period certain, the duration of the period certain must be ten years.

*NOTE: A PROPORTIONATE REDUCTION MAY RESULT IN GREATER THAN A DOLLAR FOR DOLLAR DECREASE.

                                   EXAMPLE #2
ASSUMPTIONS

1) You purchase the Contract with an initial Purchase Payment of $100,000 (not including any applicable bonus). You make no additional Purchase Payments.

2)   The MAV on the ninth Contract Anniversary is $120,000.

3) You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $100,000. You take no other partial withdrawals.

4)   The Contract Value on the tenth Contract Anniversary is $80,000.

5) You have not yet reached your 80th birthday as of the tenth Contract Anniversary.

GMIB VALUE AS OF THE TENTH CONTRACT ANNIVERSARY
On the tenth Contract Anniversary, the GMIB Value is equal to the greater of:

1) The MAV:
     The MAV on the ninth Contract Anniversary                          $120,000


S40723                          8                                         NY

     The withdrawal occurs in the tenth year between the ninth and tenth Contract Anniversaries. Therefore the MAV at the time of the withdrawal will be *reduced proportionately by the percentage of Contract Value withdrawn: ($20,000 / $100,000) = 0.2 x
     $120,000 =                                                         - 24,000
                                                                        --------
                                                                         $96,000
     The MAV on the tenth Contract Anniversary
     Greater of $96,000 and $80,000 =                                    $96,000
                                                                         =======

2) The Annual Increase Amount:
     Initial Purchase Payment                                        $100,000.00
     Increased by 7% on the first Contract Annivers                  X      1.07
                                                                     -----------
                                                                     $107,000.00

     Increased by 7% on the second Contract Anniversary              X      1.07
                                                                     -----------
                                                                     $114,490.00
     Increased by 7% on the third Contract Anniversary               X      1.07
                                                                     -----------
                                                                     $122,504.30
     (Continues to increase by 7% on each of the fourth through ninth
     Contract Anniversaries.)

     On the ninth Contract Anniversary the
     Annual Increase Amount is =                                     $183,845.92

     The withdrawal occurs in the tenth year between the ninth and tenth Contract Anniversaries. Therefore the Annual Increase
     Amount at the time of the withdrawal will be *reduced
     proportionately by the percentage of Contract Value withdrawn:
     ($20,000 / $100,000) = 0.2 x $183,845.92                       - $36,769.18
                                                                    ------------
                                                                     $147,076.74
     Increased by 7% on the tenth Contract Anniversary               X      1.07
                                                                     -----------
                                                                     $157,372.11
                                                                     ===========
     Verifying that the Annual Increase Amount is within the maximum limit:
        2 times Purchase Payments:    2 x $100,000 =                    $200,000
        *Reduced proportionately by the percentage of Contract Value
        withdrawn:   ($20,000 / $100,000) = 0.2 x $200,000 =          -   40,000
                                                                      ----------
                                                                        $160,000

Therefore, the Enhanced GMIB Value is the Annual Increase Amount on the tenth Contract Anniversary and is equal to $157,372.11. If you elect to receive guaranteed minimum Annuity Payments based on the Annual Increase Amount, your available Annuity Options are restricted to Annuity Option 2 or 4 and the duration of the period certain must be ten years. If you elect another Annuity Option the Enhanced GMIB Value is the MAV and is equal to $96,000. If the Annuity Option you select involves a period certain, the duration of the period certain must be ten years.

*NOTE: A PROPORTIONATE REDUCTION MAY RESULT IN GREATER THAN A DOLLAR FOR DOLLAR DECREASE.


                                   EXAMPLE #3
ASSUMPTIONS

1) You purchase the Contract with an initial Purchase Payment of $100,000 (not including any applicable bonus). You make no additional Purchase Payments.


S40723                          9                                         NY

2)   The MAV on the ninth Contract Anniversary is $120,000.

3) You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $100,000. You take no other partial withdrawals.

4) The Contract Value on the tenth Contract Anniversary is $80,000. The Contract Value remains at $80,000 through the fifteenth Contract Anniversary.

5) You have not yet reached your 80th birthday as of the eleventh Contract Anniversary.

GMIB VALUE AS OF THE ELEVENTH CONTRACT ANNIVERSARY
On the eleventh Contract Anniversary, the GMIB Value is equal to the greater of:

1) The MAV:
     The MAV on the ninth Contract Anniversary                          $120,000

     The withdrawal occurs in the tenth year between the ninth and tenth Contract Anniversaries. Therefore the MAV at the time of the withdrawal will be *reduced proportionately by the percentage of Contract Value withdrawn: ($20,000 / $100,000) = 0.2 x
     $120,000 =                                                         - 24,000
                                                                        --------
                                                                         $96,000

     The MAV on the tenth through the fifteenth Contract Anniversaries
     is the greater of $96,000 and $80,000 =                             $96,000
                                                                         =======

2) The Annual Increase Amount:
     Initial Purchase Payment                                        $100,000.00
     Increased by 7% on the first Contract Anniversary               X      1.07
                                                                     -----------
                                                                     $107,000.00
     Increased by 7% on the second Contract Anniversary              X      1.07
                                                                     -----------
                                                                     $114,490.00
     Increased by 7% on the third Contract Anniversary               X      1.07
                                                                     -----------
                                                                     $122,504.30
     On the ninth Contract Anniversary the
     Annual Increase Amount is =                                     $183,845.92

     The withdrawal occurs in the tenth year between the ninth and tenth Contract Anniversaries. Therefore the Annual Increase
     Amount at the time of the withdrawal will be *reduced
     proportionately by the percentage of Contract Value withdrawn:
     ($20,000 / $100,000) = 0.2 x $183,845.92 =                     - $36,769.18
                                                                    ------------
                                                                     $147,076.74
     Increased by 7% on the tenth Contract Anniversary              X       1.07
                                                                    ------------
                                                                     $157,372.11
     Increased by 7% on the eleventh Contract Anniversary           X       1.07
                                                                    ------------
                                                                     $168,388.16

     Verifying that the Annual Increase Amount is within the maximum limit:
       2 times Purchase Payments:    2 x $100,000 =                     $200,000


S40723                          10                                         NY

       *Reduced proportionately by the percentage of Contract Value
       withdrawn:   ($20,000 / $100,000) = 0.2 x $200,000 =           -   40,000
                                                                      ----------
                                                                        $160,000
                                                                      ==========
THEREFORE THE ANNUAL INCREASE AMOUNT ON THE ELEVENTH AND SUBSEQUENT ANNIVERSARIES IS LIMITED TO $160,000.

Therefore, the Enhanced GMIB Value is the Annual Increase Amount on the eleventh Contract Anniversary and is equal to $160,000. If you elect to receive guaranteed minimum Annuity Payments based on the Annual Increase Amount, your available Annuity Options are restricted to Annuity Option 2 or 4 and the duration of the period certain must be 10 years. If you elect another Annuity Option the Enhanced GMIB Value is the MAV and is equal to $96,000. If the Annuity Option you select involves a period certain, the duration of the period certain must be 10 years.

*NOTE: A PROPORTIONATE REDUCTION MAY RESULT IN GREATER THAN A DOLLAR FOR DOLLAR DECREASE.


 Signed for Allianz Life Insurance Company of New York (Allianz Life of NY) by:

     /s/Wayne A. Robinson              /s/Vincent Vitiello
        Wayne A. Robinson                 Vincent Vitiello
           Secretary                         President



S40723                          11                                         NY